Exhibit 10.24.1

EXECUTION VERSION

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

AMENDMENT NO. 1

TO THE LOAN AND SECURITY AGREEMENT

This Amendment No. 1 to the Loan and Security Agreement, dated as of April 1, 2019 (this “Amendment”), is entered into by and between Quicken Loans Inc., a Michigan corporation (together with its successors and permitted assigns, the “Borrower”), and the Federal Home Loan Mortgage Corporation, also known as Freddie Mac, a government-sponsored enterprise, solely in its capacity as the lender hereunder (together with its successors and permitted assigns, the “Lender”).

RECITALS

A.            The Lender and the Borrower are parties to that certain Loan and Security Agreement, dated as of April 30, 2018 (as amended, supplemented or otherwise modified from time to time, the “Existing Loan and Security Agreement”: and as amended by this Amendment, the “Loan and Security Agreement”).

B.            The Lender and the Borrower have agreed, subject to the terms and conditions of this Amendment, that the Existing Loan and Security Agreement be amended to (i) extend the Availability Period and Maturity Date for an additional one (1) year from their current dates of expiration, to April 30, 2022 and April 30, 2024, respectively, (ii) revise Section 1.01 of the Existing Loan and Security Agreement with respect to the definitions of “Availability Period” and “Maturity Date” to reflect the extensions of those dates, and (iii) revise Section 2.14 of the Existing Loan and Security Agreement to revise the timeframe during which the Borrower may provide notice to extend the Availability Period and the Maturity Date.

Accordingly, Lender and Borrower hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Loan and Security Agreement is hereby amended as follows:

1.              Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Existing Loan and Security Agreement.

2.              Amendment to Section 1.01. Section 1.01 Definitions: Construction, is revised to reflect the amendment by complete restatement of the definitions of “Availability Period” and “Maturity Date” as follows:

“Availability Period” means, the period from and including the Closing Date to the earliest of (i) April 30, 2022 as such date may be extended pursuant to Section 2.14, (ii) the date of termination of the Commitment pursuant to Section 2.06, and (iii) the date of termination of the Commitment of the Lender to make Loans pursuant to Section 10.02.

“Maturity Date” means the earliest to occur of the following: (i) April 30, 2024 as such date may be extended pursuant to Section 2.14 or accelerated pursuant to Section 3.03(e), (ii) the date on which the Lender declares the Loans immediately due and payable after

1

the occurrence and during the continuance of an Event of Default or (iii) the date Loans automatically become due and payable after the occurrence of an Event of Default pursuant to Section 10.01(h).

3.              Amendment to Section 2.14. Section 2.14 of the Existing Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

Extension of Availability Period and Maturity Date. The Borrower may, from time to time by notice to the Lender not earlier than one (1) year after the Closing Date and not later than thirty (30) calendar days prior to the last day of the Availability Period then in effect hereunder (the “Existing Revolving Termination Date”), request that the Lender extend the Availability Period for an additional one (1) year period from the then Existing Revolving Termination Date. The Lender, acting in its sole and absolute discretion shall advise the Borrower whether the Lender agrees to such extension under this Section no later than the date fifteen (15) calendar days prior to the Existing Revolving Termination Date (or, if such date is not a Business Day, on the next preceding Business Day); provided, that for the avoidance of doubt, the failure of the Lender to advise the Borrower it has agreed to such extension shall be deemed a rejection of such extension. As conditions precedent to any such extension, (a) the Borrower shall deliver to the Lender a certificate of each Loan Party dated as of the Existing Revolving Termination Date signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such extension and (ii) in the case of the Borrower, certifying that, before and after giving effect to such extension, (A) the representations and warranties set forth in Article VI are true and correct in all material respects (unless any such representation and warranty is qualified by materiality and then, in such case, the accuracy of such representation and warranty in all respects), and (B) no Default or Event of Default is in existence, and (b) the Borrower shall pay to the Lender an extension fee in the amount of the lesser of (i) [***] of the Commitment Amount then in effect or (ii) [***] in immediately available funds. Upon satisfaction of the foregoing conditions, the dates referenced in each of (x) clause (i) of the definition of “Availability Period”, (y) the definition of “Amortization Period”, and (z) clause (i) of the definition of “Maturity Date” shall be automatically extended for an additional year. This Section shall supersede any provisions in Section 11.02 to the contrary.

4.              Additional Representations, Warranties and Certifications. The Borrower hereby represents, warrants and certifies to the Lender, as of the date hereof:

a.              The Borrower has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered on behalf of the Borrower. True and complete copies of the resolutions adopted by Borrower approving or consenting to the extension of the Availability Period and Maturity Date for an additional one (1) year period (the “Extension”) are attached to this Amendment as Exhibit 1;

b.              This Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles (whether enforcement is sought by proceedings in equity or at law);

2

c.               Before and after giving effect to the Extension:

(i)                                     Each of the representations and warranties set forth in Article VI of the Existing Loan and Security Agreement are true and correct in all material respects (unless any such representation and warranty is qualified by materiality and then, in such case, the accuracy of such representation and warranty in all respects) as of the date hereof (except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case, such representation or warranty shall have been true or correct as of such date);

(ii)                                  There is no Default or Event of Default in existence, nor would a Default or Event of Default result after giving effect to this Amendment; and

(iii)                               Consistent with Section 7.21 of the Existing Loan and Security Agreement, as of the Amendment Effective Date (defined below) the unpaid principal balance of the Covered Mortgage Loans is not more than [***] of the aggregate unpaid principal balance of all Agency mortgage loans for which the Borrower is the servicer.

5.              Extension Request; Conditions to Effectiveness of this Amendment.

a.              The Borrower has provided written notice to the Lender requesting an Extension pursuant to Section 2.14 of the Loan and Security Agreement as amended by this Amendment.

b.              The Lender hereby agrees to extend the Availability Period and the Maturity Date to April 30, 2022 and April 30, 2024, respectively, provided that this Amendment shall not become effective until the date on which the following conditions precedent have been satisfied or expressly waived (the date on which the following conditions have been satisfied or expressly waived, the “Amendment Effective Date”):

(i)                                     The Lender has received from the Borrower a counterpart of this Amendment signed on behalf of the Borrower;

(ii)                                  The Lender has received from the Borrower, on or before the Amendment Effective Date, (x) the extension fee of [***] and (y) all reasonable out of pocket expenses incurred by the Lender for which invoices have been presented, including the reasonable fees, charges and disbursements of counsel for the Lender, to the extent such expenses are payable pursuant to Section 11.03 of the Existing Loan and Security Agreement.

6.              Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Loan and Security Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. Except as specifically amended by this

3

Amendment, all Loan Documents shall continue in full force and effect and are hereby ratified and reaffirmed in all respects. The Borrower hereby agrees, with respect to each Loan Document to which it is a party, that (i) all of its obligations, liabilities and indebtedness under such Loan Documents shall remain in full force and effect on a continuous basis after giving effect to this Amendment and all of the Liens and security interests created and arising under such Loan Documents remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to this Amendment, as collateral security for its obligations, liabilities and indebtedness under the Loan and Security Agreement and the other Loan Documents.

7.              Counterparts. This Amendment may be executed in any number of counterparts each of which shall constitute one and the same instrument, and each party hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

8.              Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

9.              GOVERNING LAW: WAIVER OF JURY TRIAL. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING, CLAIM OR COUNTERCALIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT.

[SIGNATURE PAGE FOLLOWS]

4

IN WITNESS WHEREOF, the parties have caused their names to be signed to this Amendment No. 1 to the Loan and Security Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

FEDERAL HOME LOAN MORTGAGE
CORPORATION, also known as
FREDDIE MAC, in its capacity as Lender

By:	/s/ John Glessner
Name: John Glessner
Title: SVP-ALM

QUICKEN LOANS INC., as Borrower

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused their names to be signed to this Amendment No. 1 to the Loan and Security Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

FEDERAL HOME LOAN MORTGAGE
CORPORATON, also know as FREDDIE
MAC, in its capacity as Lender

By:
Name:
Title:

QUICKEN LOANS INC., as Borrower

By:	/s/ Jay Farner
Name: Jay Farner
Title: Chief Executive Officer

EXHIBIT 1 TO AMENDMENT NO. 1

EXTENSION CERTIFICATE AND RESOLUTIONS

Federal Home Loan Mortgage Corporation

1551 Park Run Drive

McLean, VA 22102

Attention: Director, Direct Lending Program

Re:                             Request for Extension of Existing Revolving Termination Date April 30, 2021

Reference is made to the Loan and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”) dated April 30, 2018, as amended by Amendment No. 1 to the Loan and Security Agreement dated April 1, 2019, by and between Quicken Loans Inc. (the “Borrower”) and the Federal Home Loan Mortgage Corporation, also known as Freddie Mac, (the “Lender”). Terms defined in this Certificate and not otherwise defined herein are used herein as defined in the Loan and Security Agreement.

Pursuant to Section 2.14 of the Loan and Security Agreement, the Borrower has requested an extension of the Availability Period and of the Maturity Date. Attached hereto as Exhibit A are true and complete copies of resolutions of the Borrower approving the Extension and authorizing the execution and delivery of all documents necessary or appropriate to accomplish the Extension, including without limitation Amendment No. 1 to the Loan and Security Agreement.

The undersigned Responsible Officer of the Borrower has caused the provisions of the Loan and Security Agreement to be reviewed and certifies to the Lender as follows, with the intent that the statements made herein shall be deemed to be representations and warranties made in a document for the purposes of Section 6.10 of the Loan Agreement:

(a)                                 Each of the representations and warranties set forth in Article VI of the Loan and Security Agreement are true and correct in all material respects (unless any such representation and warranty is qualified by materiality and then, in such case, the accuracy of such representation and warranty in all respects) as of the date hereof (except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case, such representation or warranty shall have been true or correct as of such date); and

(b)                                 There is no Default or Event of Default in existence, nor will a Default or Event of Default result after giving effect to the Amendment.

The undersigned has caused this Extension Certificate to be executed and delivered by its duly authorized Responsible Officer this      day of April, 2019.

QUICKEN LOANS INC., as the Borrower

By:	/s/ Jay Farner
Name: Jay Farner
Title: Chief Executive Officer

EXHIBIT A

RESOLUTIONS

WHEREAS, the Board of Directors determines it to be in the best interests of the Company to enter into that certain Amendment No. 1 to the Loan and Security Agreement (the “Agreement”), with Federal Home Loan Mortgage Corporation, also known as Freddie Mac, a government-sponsored enterprise, solely in its capacity as the lender (together with its successors and permitted assigns in such capacity, the “Lender”), amending the existing Loan and Security Agreement dated as of April 30, 2018 between the Company and Freddie Mac, pursuant to which the Company may request the Lender to extend credit to the Company consisting of a revolving loan facility in the aggregate principal amount up to the Commitment Amount, with the Company agreeing to secure all of its Obligations under the revolving loan facility by granting to the Lender a first priority lien on the Collateral.

NOW, THEREFORE, BE IT RESOLVED, that the Company hereby approves, and is hereby authorized to negotiate, enter into, execute, deliver and perform, the following:

1)                                     the Agreement dated on or about as of April 1, 2019;

2)                                     the First Amendment to Acknowledgment Agreement by and among the Federal Home Loan Mortgage Corporation, also known as Freddie Mac, a government-sponsored enterprise, solely in its capacity as the owner or the guarantor of the mortgage loans which are now, or which hereafter are serviced, directly or indirectly, by the Company pursuant to the terms and conditions of the Servicing Contract (solely in such capacity, and together with its successors and permitted assigns in such capacity, the “Owner”), the Company and the Lender dated on our about as of April 1, 2019, amending the initial Acknowledgment Agreement dated as of April 30, 2018 between the Company and Freddie Mac; and

3)                                     any and all schedules, exhibits, certifications, agreements (including, without limitation, Powers of Attorney with respect to Pledged Servicing), notices, consents, documents, and instruments related thereto or required thereby or necessary, appropriate or advisable in connection therewith or to perform the transactions contemplated thereby (including, but not limited to, promissory notes, banking agreements, security agreements, financing statements, term sheets, and work letters) (together Nos. 1-3 are collectively, the “Program Documents”).

FURTHER RESOLVED, that the Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and corporate counsel (collectively, the “Authorized Officers”) of the Company, be, and each of them is hereby, authorized and directed to do any and all things deemed necessary or advisable and in the best interest of the Company in connection with the transactions contemplated by the Program Documents, the proposed forms of which have been provided to and reviewed by this Board;

FURTHER RESOLVED, that any of the Authorized Officers of the Company be, and he or she is hereby authorized and directed to execute and deliver, and the Company is authorized to perform, the Program Documents and all instruments, documents, certificates and agreements required by Lender in connection with the Program Documents in the name of the Company, and to do and perform all acts and things that may be deemed necessary or proper, in such Authorized Officer’s sole discretion, regarding the transactions contemplated by the Program Documents;

FURTHER RESOLVED, that any of the Authorized Officers of the Company be, and he or she is hereby, authorized and directed to negotiate and agree to on behalf and as the act and deed of the Company, such increases, decreases or other changes or any kind or character in the terms and conditions of the facility established by the Program Documents as the Authorized Officer acting shall deem necessary, appropriate or desirable, and to execute in the name of the Company, and deliver, as its acts and deeds, any supplements, amendments and restatements of and to the Program Documents and all other instruments, documents, certificates and agreements required by Owner or Lender or such agreements in connection with any such change in the terms or conditions of such facility, and to do and perform all acts and things that may be deemed necessary or proper, in such Authorized Officer’s sole discretion, regarding all such changes;

FURTHER RESOLVED, that the seal of the Company and the attestation of the signature of the Chief Executive Officer, President, Chief Financial Officer, Treasurer, or Secretary and corporate counsel of the Company by the Secretary of the Company will not be necessary, but if the seal or such attestation is required by any party in connection with any of the transactions contemplated by these resolutions, the Secretary of the Company is hereby authorized to attest, for and on behalf of the Company, the signature of the Chief Executive Officer, President, Chief Financial Officer, Treasurer, or Secretary and corporate counsel of the Company upon any instrument, document or other writing executed on behalf of the Company by such officer and to affix the seal of the Company thereto;

FURTHER RESOLVED, that the Authorized Officers are hereby severally authorized to (a) sign, execute, certify to, verify and acknowledge, deliver, accept, file and record any and all instruments and documents, and (b) take, or cause to be taken, any and all such action, in the name and on behalf of the Company, as in any such Authorized Officer’s judgment, is necessary, desirable or appropriate in order to consummate the transactions contemplated by or otherwise to effect the purposes of the foregoing resolutions;

FURTHER RESOLVED, that all actions hereto taken by the director or the Authorized Officers of this Company and all things done by their authority with respect to the Program Documents and the transactions and agreements contemplated thereunder be, and the same are, hereby ratified and approved;

FURTHER RESOLVED, that the transactions contemplated by the foregoing resolutions are reasonably expected to benefit the Company, both directly and indirectly; and

FURTHER RESOLVED, that (a) any certifications of the Secretary of the Company as to any resolutions; (b) any legal opinions of in-house employed lawyers; (c) any officer certificates; and (d) any schedules heretofore executed and provided in connection with or related to the Agreement are hereby ratified, confirmed, approved, authorized and adopted by the Board of Directors in all respects as being in the best interests of the Company, and as being the authorized and approved actions of the Company undertaken in the name of and on behalf of the Company as of the date stated therein.